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                                                                    EXHIBIT 11.1
                          BOLT BERANEK AND NEWMAN INC.

                  CALCULATIONS OF NET INCOME (LOSS) PER SHARE
                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993
                 (DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)

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
                                                                         YEAR ENDED JUNE 30
                                                  1995                          1994                          1993
                                                         FULLY                         FULLY                         FULLY
                                         PRIMARY        DILUTED        PRIMARY        DILUTED        PRIMARY        DILUTED
                                        ----------     ----------     ----------     ----------     ----------     ----------
Calculation of shares:
Weighted average of shares
  outstanding.........................  16,984,000     16,984,000     16,179,000     16,179,000     15,705,000     15,705,000
Incremental shares from use of
  treasury stock method for stock
  options.............................   1,000,000      1,490,000            (a)            (a)            (a)            (a)
                                        ----------     ----------     ----------     ----------     ----------     ----------
Shares used in per-share
  calculations........................  17,984,000     18,474,000     16,179,000     16,179,000     15,705,000     15,705,000
                                        ==========     ==========     ==========     ==========     ==========     ==========
Net income (loss).....................           $64,844                       $(7,824)                     $(32,264)
                                                 =======                       =======                      ========
Net income (loss) per share...........       $3.61          $3.51          $(.48)         $(.48)        $(2.05)        $(2.05)
                                        ==========     ==========     ==========     ==========     ==========     ==========

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(a) 1994 and 1993 incremental shares were antidilutive and, as a result, were not included in the calculation of net loss per share.